Exhibit 15.1
May 31, 2011
Ensco plc
Dallas, Texas
Re: Registration Statement on Form S-8
With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated April 29, 2011 related to our review of interim financial statements.
Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.
/s/ KPMG LLP
Dallas, Texas